As filed with the Securities and Exchange Commission on July 3, 2019

Registration No. 333-187428

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	35-2451470
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600

Lisle, IL 60532

(630) 824-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SunCoke Energy Partners, L.P. Long Term Incentive Plan

(Full title of the plan)

Katherine T. Gates

1011 Warrenville Road, Suite 600

Lisle, IL 60532

(Name and address of agent for service)

(630) 824-1000

(Telephone number, including area code, of agent for service)

Copy to:

Michael Swidler

Mike Rosenwasser

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

(212) 408-2511

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8, File No. 333-187428 (the “Registration Statement”), of SunCoke Energy Partners, L.P., a Delaware limited partnership (“Registrant”), filed with the Securities and Exchange Commission on March 21, 2013. The Registration Statement registered the issuance from time to time, pursuant to the SunCoke Energy Partners, L.P. Long-Term Incentive Plan, of 1,600,000 common units representing limited partner interests of the Registrant (“Common Units”).

On June 28, 2019, pursuant to the Agreement and Plan of Merger, dated as of February 4, 2019, by and among the Registrant, SunCoke Energy, Inc. (“SunCoke”), SC Energy Acquisition, LLC (“Merger Sub”), and SunCoke Energy Partners GP LLC, Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of SunCoke (the “Merger”) and SunCoke, in a stock-for-units exchange, acquired all outstanding Common Units not already owned by it.

In connection with the Merger, all offerings of Common Units pursuant to the Registration Statement have been terminated. In accordance with an undertaking made by it in the Registration Statement, the Registrant hereby removes from registration by means of this Post-Effective Amendment No. 1 all securities of the Registrant registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on July 3, 2019.

SUNCOKE ENERGY PARTNERS, L.P.

By: SunCoke Energy Partners GP LLC, its general partner

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.